UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement
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PPG Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 11, 2019, PPG Industries, Inc. emailed to following communication to its North American employees and posted it on PPG’s corporate intranet website:

April 19 annual meeting: Employee shareholders encouraged to vote

PPG’s 2019 Annual Meeting of Shareholders will be held on Thursday, April 18 at the Fairmont Pittsburgh.

Employees who were PPG shareholders on February 22, 2019 should have received a notice (by mail or e-mail) providing detailed voting instructions and the manner for accessing the proxy materials for the annual meeting.

As indicated in the proxy materials, PPG’s Board of Directors recommends that shareholders vote as follows:

•	Proposal 1: FOR the election of four directors (James G. Berges, John V. Faraci, Gary R. Heminger and Michael H. McGarry) to serve in a class whose term expires in 2022;
•	Proposal 2: FOR the approval of the appointment of Steven A. Davis and Catherine R. Smith as directors to serve in a class whose term expires in 2021;
•	Proposal 3: FOR the approval of the compensation of PPG’s named executive officers on an advisory basis;
•	Proposal 4: FOR the amendment of PPG’s Articles of Incorporation to provide for the annual election of directors;
•	Proposal 5: FOR the amendment of PPG’s Articles of Incorporation and Bylaws to replace the supermajority voting requirements; and
•	Proposal 6: FOR the ratification of PricewaterhouseCoopers LLP as PPG’s independent registered public accounting firm for 2019.

After careful review and taking into consideration shareholder opinion, the Board of Directors has determined that voting for proposals 4 and 5 will enhance our corporate governance practices and enhance the accountability of the Board. Since PPG’s Articles of Incorporation and certain sections of PPG’s Bylaws require the affirmative vote of at least 80 percent of the shares of the company’s outstanding common stock to approve these proposals, your vote is extremely important no matter how many shares you hold.

“Shareholders have a valuable opportunity to vote on these important proposals,” said Dan Fayock, assistant general counsel and secretary. “We encourage all shareholders to read the proxy materials and to exercise their right to vote.”

For more information about the annual meeting, visit the PPG Investor Center at www.ppg.com/investor, where you can access PPG’s 2019 proxy statement and 2018 annual report.

The Comparison of Five-Year and Ten-Year Cumulative Total Return graphs below replace the graphs that appeared in PPG Industries, Inc.’s 2018 Annual Report.  In the tables below the originally published graphs, the S&P 500 and the Peer Group captions were inadvertently transposed.

Shareholder Return Performance

Comparison of Five-Year Cumulative Total Return

$300
$200
$100
$0

	'13	'14	'15	'16	'17	'18
PPG	$ 100	$ 123	$ 107	$ 104	$ 130	$ 116
S&P 500	$ 100	$ 114	$ 115	$ 129	$ 157	$ 150
Peer Group	$ 100	$ 117	$ 119	$ 139	$ 185	$ 155

Comparison of Ten-Year Cumulative Total Return

$700
$600
$500
$400
$300
$200
$100
$0

	'08	'09	'10	'11	'12	'13	'14	'15	'16	'17	'18
PPG	$100	$ 145	$ 214	$ 219	$362	$ 517	$638	$553	$538	$ 674	$600
S&P 500	$100	$ 126	$ 145	$ 149	$ 172	$228	$259	$263	$294	$358	$343
Peer Group	$100	$ 158	$ 182	$ 170	$220	$ 310	$ 361	$ 371	$ 431	$ 574	$ 481

These line graphs compare the yearly percentage changes in the cumulative total shareholder value return of the company's common stock with the cumulative total return of the Standard & Poor's Composite 500 Stock Index ("S&P 500 Index") and a defined Peer Group, for the five-year and ten-year periods beginning Dec. 31, 2013, and Dec. 31, 2008, respectively, and ending Dec. 31, 2018. The information presented in these graphs assumes that the investment in the company's common stock and each index was $100 on Dec. 31, 2013 and Dec. 31, 2008 and that all dividends were reinvested. The Peer Group includes 3M Co., AkzoNobel N.V., Axalta Coatings Systems Ltd., DowDupont Inc., Eastman Chemical Co., Masco Corp., RPM International Inc., and The Sherwin-Williams Co. The above tables were revised on March 8, 2019.